Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 333-140349) pertaining to the 2004 Equity Incentive Plan of Altra Holdings, Inc.
(2)	Registration Statement (Form S-3 No. 333-162511) of Altra Holdings, Inc.
of our report dated March 6, 2009, except for Note 19, as to which the date is November 4, 2009, with respect to the consolidated financial statements and schedule of Altra Holdings, Inc. included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP
Boston, Massachusetts
November 4, 2009